Exhibit 10.52
SEVENTH AMENDMENT AGREEMENT
     This Amendment Agreement is made and entered into as of October 18, 2006, by and between AMERICAN SHARED RADIOSURGERY SERVICES, INC. (“ASRS”) and GKV INVESTMENTS, INC. (“GKV”).
     WHEREAS, ASRS and GKV are parties to that certain Operating Agreement for GK Financing, LLC dated as of October 17, 1995, as amended by six amendments thereto (the “Operating Agreement”);
     WHEREAS, ASRS and GKV desire to further amend the Operating Agreement in certain respects;
     WHEREAS, simultaneously with the amendment of the Operating Agreement, GK Financing, LLC is entering into contractual commitments with an affiliate of GKV to purchase certain equipment and, in connection therewith, has secured committed funding for paying the purchase price;
     NOW, THEREFORE, in consideration of the mutual covenants contained herein, ARS and GKV agree as follows:
     1. Defined Terms
     All capitalized terms used herein which are defined in the Operating Agreement shall have the meaning set forth in the Operating Agreement.
     2. Amendments
     2.1 The first sentence of Paragraph 3.9 of the Operating Agreement is hereby deleted and replaced with the following: “The Company’s sole business shall be to act as a non-exclusive alternative financing provider of EII and EISA to health care institutions in the United States and Brazil acquiring Gamma Knife Units.”
     2.2 Paragraph 12.9 of the Operating Agreement (and any references to it in the Operating Agreement) is hereby deleted in its entirety and there shall be no further restrictions on the business, investment or professional activities of Members or their Affiliates.
     2.3 Paragraph 12.21 of the Operating Agreement is hereby deleted in its entirety and the related Parent Undertakings signed by the parents of the Members (in the form of Exhibit E to the Operating Agreement) are hereby terminated and cancelled and the Members and their Affiliates are hereby excused and relieved from any obligations thereunder.
     3. Related Transaction; Full Force and Effect
     GK Financing LLC is concurrently entering into four Purchase Agreements (“Purchase Agreements”) with GKV’s parent corporation providing for the acquisition of four Leksell Gamma Knife Perfexion units. It is a condition to the effectiveness of such Purchase Agreements that this Seventh Amendment Agreement be executed and delivered, and it is a condition to the effectiveness of this Seventh Amendment that such Purchase Agreements be executed and delivered. This Seventh Amendment Agreement and the Purchase Agreements shall become effective simultaneously when executed and delivered by the parties thereto.
     This Seventh Amendment Agreement may be executed in one or more counterparts (including by facsimile), all of which shall be considered one and the same agreement and shall become effective (subject to the immediately preceding paragraph) when one or more counterparts have been signed by each of the parties and delivered to the other party.
     Except as explicitly amended by this Seventh Amendment Agreement, the provisions of the Operating Agreement shall remain in full force and effect.
     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the date first above written.

GKV INVESTMENTS, INC.

By:	/s/ Anthony DeCarolis

Title:	President and CEO

AMERICAN SHARED
RADIOSURGERY SERVICES, INC.

By:	/s/ Ernest A. Bates, M.D.

Title:	CEO

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